EXHIBIT 3.1


        AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                of
                   TRICO MARINE SERVICES, INC.



                            ARTICLE I
                               Name

     The name of this corporation is Trico Marine Services, Inc. (the "Corporation").

                            ARTICLE II
              Registered Office and Registered Agent

     The address of the Corporation's registered office in the State of Delaware and its registered agent at such address is:

                    The Corporation Trust Company
                    Corporation Trust Center
                    1209 Orange Street
                    Wilmington, Delaware  19801
                    County of New Castle

                           ARTICLE III
                             Purpose

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                            ARTICLE IV
                             Capital

     1. Authorized Stock. The Corporation shall be authorized to issue an aggregate of 45,000,000 shares of capital stock, of which 40,000,000 shares shall be Common Stock, $0.01 par value per share (the "Common Stock"), and 5,000,000 shall be Preferred Stock, $0.01 par value per share (the "Preferred Stock").

     2. Preferred Stock. Preferred Stock may be issued from time to time in one or more series. All shares of any one series of Preferred Stock shall be identical except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates will cumulate if cumulative.

          (a) Authority is hereby expressly granted to the Board of Directors to authorize the issue of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of such series, to the full extent now or hereafter permitted by law, including, without limitation, the following:

               (1) the number of shares of such series, which may subsequently be increased, except as otherwise provided by the resolution or resolutions of the Board of Directors providing for the issue of such series, or decreased, to a number not less than the number of shares then outstanding, by resolution or resolutions of the Board of Directors, and the distinctive designation thereof;

               (2) the dividend rights of such series, the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such series, as to dividends, the extent, if any, to which shares of such series will be entitled to participate in dividends with shares of any other series or class of stock, whether dividends on shares of such series will be fully, partially or conditionally cumulative, or a combination thereof, and any limitations, restrictions or conditions on the payment of such dividends;

               (3) the rights of such series, and the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such series, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and the extent, if any, to which shares of any such series will be entitled to participate in such event with any other series or class of stock;

               (4) the time or times during which, the price of prices at which, and the terms and conditions on which the shares of such series may be redeemed;

               (5) the terms of any purchase, retirement or sinking funds which may be provided for the shares of such series; and

               (6) the terms and conditions, if any, upon which the shares of such series will be convertible into or exchangeable for shares of any other series, class or classes, or any other securities.

          (b) The shares of Preferred Stock shall have no voting power or voting rights with respect to any matter whatsoever, except as may be otherwise required by law or may be provided in the resolution or resolutions of the Board of Directors creating the series of which such shares are a part.

          (c) No holders of any series of Preferred Stock will be entitled to receive any dividends thereon other than those specifically provided for by this Certificate of Incorporation or the resolution or resolutions of the Board of Directors providing for the issue of such series of Preferred Stock, nor will any accumulated dividends on Preferred Stock bear any interest.

          (d) In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series will be entitled to receive only such amount or amounts as will have been fixed by this Certificate of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issue of such series.

                            ARTICLE V
                        Stockholder Action

     Action shall be taken by the stockholders only at an annual or special meeting of stockholders or by action taken by the unanimous written consent of all of the holders of Capital Stock that would be entitled to vote thereon if an annual or special meeting of stockholders had been called for the taking of such action.

                            ARTICLE VI
                        Board of Directors

     1. Powers. All of the powers of the Corporation are hereby conferred upon the Board of Directors of the Corporation, insofar as such powers may be lawfully vested by this Certificate of Incorporation in the Board of Directors. In furtherance and not in limitation of those powers, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time the Corporation's Bylaws, subject to the provisions of Article X, section 2.

     2. Number of Directors. Subject to the restriction that the number of directors shall not be less than the number required by the DGCL, the number of directors may be fixed from time to time pursuant to the Corporation's Bylaws; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office.

     3. Classification. The members of the Board of Directors, other than those who may be elected by the holders of any one or more series of Preferred Stock voting separately, shall be classified, with respect to the time during which they shall hold office, into three classes, designated Class I, II and III, as nearly equal in number as possible. Any increase or decrease in the number of directors shall be apportioned by the Board of Directors so that all classes of directors shall be as nearly equal in number as possible. At each annual meeting of stockholders, directors chosen to succeed those whose terms then expire shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualified.

     4. Vacancies. Subject to any requirements of law and the rights of any class or series of Capital Stock having a preference over the Common Stock as to dividends or upon liquidation, and except as provided in Article VI, section 6, any vacancy on the Board of Directors (including any vacancy resulting from an increase in the authorized number of directors or from a failure of the stockholders to elect the full number of authorized directors) may, notwithstanding any resulting absence of a quorum of directors, be filled only by the Board of Directors, acting by vote of both (a) a majority of the directors then in office and (b) a majority of all the Continuing Directors, voting as a separate group, and any director so appointed shall serve until the next stockholders' meeting held for the election of directors of the class to which such director shall have been appointed and until his successor is duly elected and qualified.

     5. Removal. Subject to Article VI, section 6, and notwithstanding any other provisions of this Certificate of Incorporation or the Corporation's Bylaws, any director or the entire Board of Directors may be removed at any time, but only for cause involving fraud or a violation of the duty of loyalty as determined by a final judgment of a court of competent jurisdiction, and only at a stockholders' meeting called for such purpose by the affirmative vote of holders of not less than 80% of the Voting Stock, voting together as a single class. At the same meeting in which the stockholders remove one or more directors, the stockholders may elect a successor or successors for the unexpired term of the director or directors removed. Except as set forth in this Article VI, section 5, directors shall not be subject to removal.

     6. Directors Elected by Preferred Stockholders. Notwithstanding anything in this Certificate of Incorporation to the contrary, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of this Certificate of Incorporation (as amended from time to time) fixing the rights and preferences of such Preferred Stock shall govern with respect to the nomination, election, term, removal, vacancies or other related matters with respect to such directors.

                           ARTICLE VII
                  Certain Business Combinations

     1. Supermajority Vote. In addition to any affirmative vote otherwise required by law or this Certificate of Incorporation (notwithstanding the fact that a lesser percentage may be specified by law or this Certificate of Incorporation) and except as otherwise expressly provided in
Article VII, section 2:

          (a) any merger, consolidation or share exchange of the Corporation or any Subsidiary with an Interested Stockholder or with any other corporation, whether or not itself an Interested Stockholder, which is, or after such merger, consolidation or share exchange would be, an Affiliate or Associate of an Interested Stockholder who was an Interested Stockholder prior to the transaction;

          (b) any sale, lease, transfer, exchange, mortgage, pledge, loan, advance, or other similar disposition (in one or more series of transactions), with or for the direct or indirect benefit of any Interested Stockholder or any Affiliate or Associate thereof, of any assets of the Corporation or any Subsidiary having, measured at the time the transaction or transactions are approved by the Board of Directors, an aggregate book value or Market Value as of the end of the Corporation's most recently ended fiscal quarter of 5% or more of the lesser of (i) the total Market Value of the outstanding stock of the Corporation or (ii) the Corporation's net worth as of the end of its most recently ended fiscal quarter;

          (c) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or any Subsidiary;

          (d) the issuance or transfer by the Corporation or any Subsidiary, in one transaction or in a series of transactions in any twelve-month period, of any Equity Securities of the Corporation or any Subsidiary that have an aggregate Market Value of $1 million or more to any Interested Stockholder or any Affiliate or Associate thereof, except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all holders of the Corporation's Voting Stock or by any other method affording substantially proportionate treatment to the holders of Voting Stock;

          (e) any reclassification or recapitalization of securities of the Corporation, including any reverse stock split, any merger, consolidation or share exchange of the Corporation with any Subsidiary, or any other transaction (whether or not involving an Interested Stockholder) that has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing by 5% or more the voting power (regardless of when exercisable) or the proportionate amount of the outstanding shares of any class or series of Equity Securities of the Corporation or any Subsidiary directly or indirectly Beneficially Owned by any Interested Stockholder or any Affiliate or Associate thereof;

          (f) any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any Subsidiary to an Interested Stockholder or any Affiliate or Associate thereof, except proportionately as a stockholder; or

          (g) any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing;

shall require (i) the approval by a majority of both the directors then in office and a majority of the Continuing Directors, voting as a separate group, and (ii) the affirmative vote of both (A) holders of not less than 80% of the Voting Stock, voting together as a single class, (B) not less than 75% of the Voting Stock (other than Voting Stock Beneficially Owned by the Interested Stockholder who is, or whose Affiliate or Associate is, a party to the proposed Business Combination) voting as a separate class. In addition, a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Exchange Act and the rules and regulations promulgated thereunder shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (regardless of whether such proxy or information statement is required pursuant to such act).

     2. Exceptions to Supermajority Vote Requirements. If all conditions specified in either of paragraphs (a) or (b) below are met, the provisions of Article VII, section 1, shall not be applicable to any Business Combination, and such Business Combination shall require only the affirmative vote of holders of not less than a majority of the Voting Stock, voting together as a single class, and such other votes as may be required by law, any other provisions of this Certificate of Incorporation or the Corporation's Bylaws, and shall further require only the delivery of such proxy or information statements, if any, as may be required by law:

          (a) The Business Combination shall have been approved prior to the time such Interested Stockholder became an Interested Stockholder by a majority of the directors then in office and a majority of the Continuing Directors, voting as a separate group; or

          (b) All of the following five conditions have been met:

               (1) The aggregate amount of the cash and the Market Value as of the Valuation Date of consideration other than cash to be received per share by holders of Common Stock in such Business Combination is at least equal to the highest of the following:

                    (A) the highest per share  price, including
               any brokerage commissions, transfer taxes and soliciting dealer's fees, paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Stockholder, whichever is higher;

                    (B) the  Market  Value  per share of Common
               Stock  on  the  Announcement  Date   or  on  the
               Determination Date, whichever is higher; or

                    (C) the price per share equal to the Market
               Value per share of Common Stock determined pursuant to clause (B) immediately preceding, multiplied by a fraction, the numerator of which is the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date, and the denominator of which is the Market Value per share of Common Stock on the first date in such two-year period on which the Interested Stockholder acquired any shares of Common Stock.

               (2) The aggregate amount of the cash and the Market Value as of the Valuation Date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding stock other than Common Stock is at least equal to the highest of the following, whether or not the Interested Stockholder has previously acquired any shares of any such class or series of stock:

                    (A) the  highest per share price, including
               any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder for any shares of such class or series of stock acquired by it within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Stockholder, whichever is higher;

                    (B)  the  highest  preferential amount  per
               share to which the holders of shares of such class or series of stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                    (C) the Market  Value  per  share  of  such
               class  or  series  of  stock on the Announcement
               Date or on the Determination Date, whichever is higher; or

                    (D) the price per share equal to the Market
               Value per share of such class or series of stock, determined pursuant to clause (C) immediately preceding, multiplied by a fraction, the numerator of which is the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder for any shares of any such class or series of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date, and the denominator of which is the Market Value per share of the same class or series of voting stock on the first day in such two-year period on which the Interested Stockholder acquired any shares or the same class or series of Voting Stock.

               (3) The holders of any class or series of the Corporation's outstanding stock shall receive the consideration in cash or in the same form as the Interested Stockholder has previously paid for shares of the same class or series of stock. If the Interested Stockholder has paid for shares of any class of stock with varying forms of consideration, the form of consideration for such class of stock shall be either in cash or the form used to acquire the largest number of shares of such class or series of stock previously acquired by it. In making any price calculation under paragraph (b) of Article VII, section 2, appropriate adjustments shall be made to reflect any reclassification or stock split (including any reverse stock split), stock dividend, recapitalization, reorganization or any similar transaction which has the effect or increasing or reducing the number of outstanding shares of stock.

               (4) After the Interested  Stockholder has become
          an   Interested   Stockholder   and  prior   to   the
          consummation of such Business Combination:

                    (A)  there shall have been  no  failure  to
               declare and pay at the regular date therefor any full periodic dividends, whether or not cumulative, on any outstanding Preferred Stock of the Corporation or other capital stock entitled to a preference over the Common Stock as to dividends or upon liquidation;

                    (B) there shall have been no  reduction  in
               the annual rate of dividends paid on the Common Stock, except as necessary to reflect any subdivision of the Common Stock, and no failure to increase the annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or other similar transaction which has the effect of reducing the number of outstanding shares of Common Stock; and

                    (C)  the  Interested  Stockholder  did  not
               become the Beneficial Owner of any additional shares of stock of the Corporation except as part of the transaction which resulted in such Interested Stockholder becoming an Interested Stockholder or by virtue of proportionate stock splits or stock dividends.

          The provisions of clauses (A) and (B) immediately preceding shall not apply if no Interested Stockholder or any Affiliate or Associate thereof voted as a director of the Corporation in favor of foregoing or reducing dividends in the manner specified in such clauses and the Interested Stockholder, within ten days after any such act or failure to act that resulted in such loss or diminution of dividends, notifies the Board of Directors of the Corporation in writing that the Interested Stockholder disapproves thereof and requests in good faith that the Board of Directors rectify such act or failure to act.

               (5) After the Interested Stockholder has become an Interested Stockholder, the Interested Stockholder shall not have received the benefit, directly or indirectly, except proportionately as a stockholder, of any loans, advances, guarantees, pledges or other financial assistance provided by the Corporation or any Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise.


     3. Determinations. For the purpose of this Article VII, so long as Continuing Directors constitute at least a majority of the entire Board of Directors, the Board of Directors shall have the power to make a good faith determination, on the basis of information known to them, of: (a) the number of shares of Capital Stock of which any person or entity is the Beneficial Owner, (b) whether any person or entity is an Interested Stockholder or an Affiliate or Associate thereof, (c) whether any person or entity has an agreement, arrangement or understanding with another as to the matters referred to in the definition of Beneficial Owner herein, (d) whether any transaction constitutes a Business Combination (including the power to determine in good faith the book value or market value of the assets of the Corporation or any Subsidiary) or is a transaction with or for the benefit of an Interested Stockholder, (e) whether any of the events referred to in paragraph (b)(4) of Article VII, section 2, have occurred, and
(f) such other matters with respect to which a determination is required under this Article VII. All such good faith determinations by the Board of Directors shall be conclusive and binding on the Corporation and its stockholders for all purposes of this Article VII.

                           ARTICLE VIII
                Foreign Ownership of Common Stock

     1. Purpose. The purpose of this Article VIII is to limit ownership and control of the Corporation by Non-Citizens in order to ensure that the Corporation remains in continuous compliance with the citizenship requirements of the Maritime Laws.

     2. Restrictions on Transfer. Any transfer, or attempted or purported transfer, of any shares of Common Stock or any interest therein or right thereof, which the Board of Directors in good faith determines would result in one or more Non-Citizens Beneficially Owning or controlling an aggregate percentage of the outstanding Common Stock in excess of the Permitted Percentage shall be ineffective as against the Corporation, and neither the Corporation nor its transfer agent shall register such transfer or purported transfer on the stock transfer records of the Corporation and neither the Corporation nor its transfer agent shall be required to recognize the transferee or purported transferee thereof as a stockholder of the Corporation for any purpose whatsoever except to the extent necessary to effect any remedy available to the Corporation under this Article VIII.

     3.   Determination.    If   at  any  time,  the  Board  of
Directors in good faith determines that there exists a risk that a Coastwise Trading Restriction may be imposed upon the Corporation, the Corporation shall have the power to take those actions prescribed in Article VIII, sections 4 and 5. Such a good faith determination by the Board of Directors shall be conclusive and binding on the Corporation and its stockholders for all purposes of this Article VIII.

     4. No Voting Rights; Temporary Withholding of Dividends and Other Distributions. Upon any good faith determination by the Board of Directors pursuant to Article VIII, section 3, shares of Common Stock determined by the Board of Directors to be Beneficially Owned by any Person or Persons whose Beneficial Ownership the Board of Directors determines in good faith to have created a risk that a Coastwise Trading Restriction may be imposed upon the Corporation, shall (as long as the Board of Directors in good faith determines that such risk exists) not be accorded any voting rights and shall not be deemed to be outstanding for purposes of determining the vote required on any matter properly brought before the stockholders of the Corporation for a vote thereon. The Corporation shall (as long as the Board of Directors in good faith determines that such risk exists) withhold the payment of dividends and the sharing in any other distribution (upon liquidation or otherwise) in respect of such shares. At such time as the Board of Directors determines that such risk no longer exists, full voting rights shall be restored to any shares previously denied such voting rights by operation of this Article VIII, section 4, and any dividend or distribution with respect to such shares that has been withheld pursuant to this Article VIII, Section 4, shall be due and paid, without interest, solely to the record holders of such shares at the time the Board of Directors determines that such risk no longer exists.

     5. Redemption of Shares. The Corporation shall have the power, but not the obligation, to redeem any shares that the Board of Directors in good faith determines to be Beneficially Owned by any Person or Persons whose nationality or other status the Board determines to have created a risk that a Coastwise Trading Restriction may be imposed on the Corporation, subject to the following terms and conditions:

          (a) the Corporation shall set the Redemption Date;

          (b) a notice of redemption shall be given by first class mail, postage prepaid, mailed not less than 10 days prior to the Redemption Date to each holder of record of the shares to be redeemed, at such record holder's address as the same appears on the stock register of the
     Corporation. Each such notice shall state (i) the Redemption Date, (ii) the number of shares of Common Stock to be redeemed from such record holder, (iii) the Redemption Price, and the manner of payment thereof, (iv) the place where the certificates for such shares are to be surrendered for payment of the Redemption Price, (v) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date and (vi) that after the Redemption Date, such record holder will only be entitled to receive the Redemption Price, without interest;

          (c) the Redemption Price may be paid in cash or by delivery of a promissory note of the Corporation, at the election of the Corporation. Any such promissory note shall have a maturity of not more than ten years from the date of issuance and shall bear interest at a fixed rate equal to the yield on the U.S. Treasury Note having a maturity comparable to the term of such promissory note as published in the Wall Street Journal or comparable publication at the time of the issuance of the promissory note;

          (d) Prior to the Redemption Date, upon surrender of the certificates for shares in accordance with the
     requirements  of  the  notice   of   redemption  (properly
     endorsed or assigned for transfer if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the shares not redeemed without cost to the holder thereof;

          (e) from and after the Redemption Date, dividends on the shares of Common Stock called for redemption shall cease to accrue and such shares shall no longer be deemed to be outstanding and the holders of such shares will cease to have any rights as stockholders of the Corporation, except the right to receive from the Corporation the Redemption Price, without interest, upon surrender of the shares, shall cease.

          (f) such other terms and conditions as the Board of Directors may reasonably determine;

provided, however, that nothing in this Article VIII shall prevent the recipient of a notice of redemption from transferring his or her Common Stock before the Redemption Date if such transfer is otherwise permitted under this Certificate of Incorporation. Upon receipt of notice of such a transfer, the Corporation shall withdraw the notice of redemption, provided the transferee of such Common Stock certifies to the Corporation that he or she, and if he or she is a nominee holding for the account of another Person, that to the best of his or her knowledge such other Person is a United States Citizen. If the transferee fails to make such certification, such redemption shall be effected on the original Redemption Date.

     6. Severability. Each provision of this Article VIII is intended to be severable from every other provision. If any one or more of the provisions contained in this Article VIII is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of any other provision of this
Article VIII shall not be affected, and this Article VIII shall be construed as if the provisions held to be invalid, illegal or unenforceable had never been contained therein.

                            ARTICLE IX
           Limitation of Liability and Indemnification

     1. Limitation of Liability. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except (a) for breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct of a knowing violation of law, (c) pursuant to
Section 174 of the DGCL, or (d) for any transaction from which such director derived an improper personal benefit.

     2. Authorization of Further Actions. The Board of Directors may (a) cause the Corporation to enter into contracts with directors providing for the limitation of liability set forth in this Article IX to the fullest extent permitted by law, (b) adopt Bylaws or resolutions, or cause the Corporation to enter into contracts, providing for indemnification of directors and officers of the Corporation and other persons (including without limitation directors and officers of the Corporation's direct and indirect subsidiaries) to the fullest extent permitted by law, and (c) cause the Corporation to exercise the powers set forth in Section 145(g) of the DGCL, notwithstanding that some or all of the members of the Board of Directors acting with respect to the foregoing may be parties to such contracts or beneficiaries thereof.

     3.   Subsidiaries.   The  Board of Directors may cause the
Corporation to approve for its direct and indirect subsidiaries
limitation   of   liability   and  indemnification   provisions
comparable to the foregoing.

     4. Amendments. Any amendment or repeal of this Article IX shall not adversely affect any elimination or limitation of liability of a director of the Corporation under this Article IX with respect to any action or inaction occurring prior to the time of such amendment or repeal. No amendment or repeal of any Bylaw or resolution relating to indemnification shall adversely affect any person's entitlement to indemnification whose claim thereto results from conduct occurring prior to the date of such amendment or repeal.

                            ARTICLE X
                     Amendments; Definitions

     1. Amendments to Certificate of Incorporation. Articles VI, VII, VIII, IX and XI of this Certificate of Incorporation shall not be amended in any manner (whether by modification or repeal of an existing Article or Articles or by addition of a new Article or Articles), except upon resolutions adopted by the affirmative vote of holders of not less than 80% of the Voting Stock, voting together as a single class; provided, however, that if such resolutions shall first be adopted by both a majority of the directors then in office and a majority of the Continuing Directors, voting as a separate group, then such resolutions shall be deemed adopted by the stockholders upon the affirmative vote of holders of not less than a majority of the Voting Stock, voting as a single class.

     2.   Amendments to Bylaws.  The Corporation's  Bylaws  may
be  altered,  amended, or repealed or new Bylaws may be adopted by:

          (a) the stockholders, but only upon the affirmative vote of holders of not less than 80% of the Voting Stock, voting together as a single class; or

          (b) the Board of Directors, but only upon the affirmative vote of both (i) a majority of the directors then in office and (ii) a majority of the Continuing
     Directors, voting as a separate group.

     3.   Definitions.   For purposes of  this  Certificate  of
Incorporation:

          (a) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act (the term "registrant" in such Rule 12b-2 meaning in this case the Corporation); provided, however, that in no event shall the Corporation, any of its Subsidiaries, any Employee Benefit Plan or any of the other persons or entities exempted from the definition of Interested Stockholder in Article X, section 3, be deemed to be an Affiliate or Associate of any Interested Stockholder.

          (b) "Announcement Date" means the first general public announcement of the proposal or intention to make a proposal to consummate a Business Combination or its first communication generally to stockholders of the Corporation, whichever is earlier.

          (c) "Average Closing Sales Price" means the average of the closing sales prices as quoted on the Nasdaq National Market during the ten trading days prior to the date a notice of redemption is given pursuant to Article VIII, section 5; except that, if the Common Stock is not traded on the Nasdaq National Market, then the closing sales prices on any national securities exchange on which the Common Stock is listed, or if neither quoted on the Nasdaq National Market nor listed on a national securities exchange, the mean between the representative bid and ask prices as quoted by Nasdaq or another generally recognized reporting system, on each of such ten trading days.

          (d)  A  person  shall be deemed to be the "Beneficial
     Owner" of and be deemed to "Beneficially Own" any shares of capital stock (regardless whether owned of record):

               (1) Which that person  or  any of its Affiliates
          or   Associates,   directly   or   indirectly,   owns
          beneficially; or

               (2) Which such person or any of its Affiliates or Associates has (A) the right to acquire (whether exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

               (3) Which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of voting capital stock of the Corporation or any Subsidiaries.

          (e) "Business Combination" means any transaction referred to in any one or more of the clauses (a) through
     (g) of Article VII, section 1.

          (f) "Capital Stock" means any Common Stock, Preferred
     Stock or other shares of capital stock of the Corporation.

          (g) "Citizen" means:

               (1)  any  individual  who  is  a  citizen of the
          United  States,  by  birth,  naturalization   or   as
          otherwise authorized by law;

               (2) any corporation (A) that is organized under the laws of the United States or of a state, territory, district or possession thereof, (B) of which no less than 75% of its stock is Beneficially
          Owned by persons who are Citizens, (C) whose president or chief executive officer, chairman of the board of directors and all officers authorized to act in the absence or disability of such persons are Citizens and (D) of which more than 50% of that number of its directors necessary to constitute a quorum are Citizens;

               (3) any partnership (A) that is organized under the laws of the United States or of a state, territory, district or possession thereof, (B) all general partners of which are Citizens and (C) of which not less than a 75% interest is Beneficially Owned by Persons who are Citizens;

               (4) any association or limited liability company
          (A) that is organized under the laws of the United States or of a state, territory, district or possession thereof, (B) whose president or other chief executive officer (or equivalent position), chairman of the board of directors (or equivalent committee or body) and all persons authorized to act in the absence or disability of such persons are Citizens, (C) of which not less than 75% of the voting power is Beneficially Owned by Citizens and
          (D) of which more than 50% of that number of its directors (or equivalent persons) necessary to constitute a quorum are Citizens;

               (5) any joint venture (if not an association, corporation or partnership) (A) that is organized under the laws of the United States or of a state, territory, district or possession thereof and (B) all co-venturers of which are Citizens; and

               (6) any trust (A) that is domiciled in and existing under the laws of the United States or of a state, territory, district or possession thereof, (B) the trustee of which is a Citizen and (C) of which not less than a 75% interest is held for the benefit of Citizens.

          (h) "Coastwise Trading Restriction" means any material restriction or detriment to the use of any property or assets of the Corporation that is imposed pursuant to the Maritime Laws as a result of (a) Non-Citizens Beneficially Owning more than the Permitted Percentage of Common Stock or (b) the nationality or other status of any Beneficial Owner or Owners of the Common Stock.

          (i) "Continuing Director" means (i) any member of the Board of Directors who is not an Interested Stockholder or an Affiliate or Associate thereof, and who was a director of the Corporation prior to the time the Interested Stockholder became an Interested Stockholder, and (ii) any other member of the Board of Directors who is not an Interested Stockholder or an Affiliate or Associate
     thereof, and was recommended or elected by a majority of the Continuing Directors at a meeting at which a quorum consisting of a majority of the Continuing Directors was present, provided that, in the absence of an Interested Stockholder, any reference to "Continuing Directors" shall mean all the directors then in office.

          (j) "Determination Date" means  the  date on which an
     Interested   Stockholder   first   became   an  Interested
     Stockholder.

          (k) "Employee Benefit Plan" means any option,  bonus,
     profit   sharing,   employee   stock  ownership,  dividend
     reinvestment, savings or similar plan of the Corporation or any Subsidiary, or any trust related thereto.

          (l) "Equity Security" means (1) any stock or similar security, certificate of interest, or participation in any profit-sharing agreement, voting trust certificate, or certificate of deposit for the foregoing, (2) any security convertible, with or without consideration, into an equity security, or any warrant or other security carrying any right to subscribe to or purchase an equity security, or
     (3) any put, call, straddle, or other option, right or privilege to acquire an equity security from or to sell an equity security to another without being bound to do so.

          (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (n) "Interested Stockholder" means any person (other than the Corporation, any Subsidiary, any Employee Benefit Plan, any fiduciary with respect to an Employee Benefit Plan acting in such capacity, any person owning Capital Stock as of the date of filing this Amended and Restated Certificate of Incorporation, or any Affiliate or Associate of any of the foregoing) who (1) is the Beneficial Owner, directly or indirectly, of shares of Capital Stock (including two or more classes or series voting together as a single class) representing 10% or more of the Voting Stock or (2) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of shares of Capital Stock (including two or more classes or series voting together as a single class) representing 10% or more of the Voting Stock. For the purpose of determining whether a person is an Interested Stockholder, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by the person through application of paragraph (c) of Article X, section 3 but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement, or understanding or upon exercise of conversion rights, warrants or options, or otherwise.

          (o)  "Maritime Laws" means the Merchant Marine Act of
     1936, as amended, the Shipping Act of 1916, as amended and the regulations promulgated thereunder and any successors to any of the foregoing.

          (p) "Market Value" means:

               (1) in the case of stock, the highest closing sale price during the 30 calendar day period immediately preceding the date in question of a share of such stock on the Nasdaq National Market, or, if such stock is not quoted on the Nasdaq National Market, then on any national securities exchange on which the Common Stock is listed, or if neither quoted on the Nasdaq National Market nor listed on a national securities exchange, the highest closing sales price during the 30 calendar day period immediately preceding the date in question, the closing bid quotation with respect to a share of such stock during the 30 calendar day period preceding the date in question as quoted by Nasdaq or another generally recognized reporting system, or if no such quotation is available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors at a meeting of the Board of Directors at which a quorum consisting of at least a majority of the then Continuing Directors is present; and

               (2) in the case of property other than cash or stock, the fair market value or such property on the date in question as determined by a majority of the Continuing Directors at a meeting of the Board of Directors at which a quorum consisting of at least a majority of the then Continuing Directors is present.

          (q) "Non-Citizen" means any person other than a Citizen.

          (r) "Permitted Percentage" means, as of the date of determination, 24% of the number of shares of issued and outstanding Common Stock on that date; provided that, if the Maritime Laws are amended to change the amount of Common Stock that a Non-Citizen may own or have the power to vote, then the Permitted Percentage shall be changed to a percentage point less than the percentage that would cause the Corporation to be no longer qualified under the Maritime Laws, after giving effect to such amendment, as a Citizen qualified to (i) engage in coastwise trade, (ii) participate in the United State Maritime Administration, Department of Transportation's ("MARAD") Title XI or comparable financing programs, or (iii) participate in operating differential subsidies or similar programs.

          (s)   A   "person"   means   any   individual,  firm,
     corporation or other entity, or a group of persons acting or agreeing to act together in the manner set forth in Rule 13d-5 under the Exchange Act.

          (t) "Redemption Date" means the date set by the Corporation on which those shares of Common Stock that the Corporation elects to redeem pursuant to Article VIII, section 5, will be redeemed.

          (u) "Redemption Price" means the sum of (i) the Average Closing Sales Price for the Common Stock and (ii) any dividend or distribution declared with respect to the shares of Common Stock prior to the date such shares are called for redemption but which has been withheld by the Corporation pursuant to Article VIII, section 4.

          (v) "Subsidiary" means any corporation, partnership or other entity of which the Corporation, directly or indirectly, owns voting stock or similar interests having a majority of the votes entitled to be cast.

          (w) "Valuation Date" means:

               (1) for a Business Combination voted upon by stockholders, the later of the day prior to the date of the stockholders' vote or the date 20 business days prior to the consummation of the Business Combination; and

               (2) for a Business Combination not voted upon by stockholders, the date of the consummation of the Business Combination.

          (x) "Voting Stock" means the outstanding shares of Capital Stock entitled to vote generally in an election of directors, excluding those shares denied voting rights pursuant to Article VIII, Section 4.